Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 2016 (February 24, 2016 as to the effects of the reverse stock split described in Note 17), relating to the consolidated financial statements of Syndax Pharmaceuticals, Inc. and subsidiaries (the “Company”) as of and for the years ended December 31, 2014 and 2015, as contained in Amendment No. 4 to Registration Statement No. 333-208861 of the Company on Form S-1.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 25, 2016